                                                                     EXHIBIT 4.7











                           COOPER CAMERON CORPORATION
                             SAVINGS-INVESTMENT PLAN
                              FOR HOURLY EMPLOYEES

                           COOPER CAMERON CORPORATION
                             SAVINGS-INVESTMENT PLAN
                              FOR HOURLY EMPLOYEES

                                TABLE OF CONTENTS

Section                                                                                            Page No.
-------                                                                                            --------

                                    ARTICLE I
                                   DEFINITIONS

        1.1       Definitions................................................................         3
        1.2       Construction...............................................................        11

                                   ARTICLE II
                                HOURS OF SERVICE

        2.1       Crediting of Hours of Service..............................................        12
        2.2       Determination of Non-Duty Hours of Service.................................        13
        2.3       Allocation of Hours of Service to Plan Years...............................        14

                                   ARTICLE III
                             EMPLOYEE PARTICIPATION

        3.1       Participation..............................................................        15
        3.2       Notice of New Participants.................................................        15
        3.3       Changes in Employment Status;
                    Transfers of Employment..................................................        15
        3.4       Reemployment of a Participant..............................................        15

                                   ARTICLE IV
                                  CONTRIBUTIONS

        4.1       Election to Make Employee Before-Tax
                    Contributions............................................................        17
        4.2       Election to Change Employee Before-Tax
                    Contributions............................................................        17
        4.3       Effect of Employee Before-Tax Contributions................................        18
        4.4       Suspension of Employee Before-Tax Contributions............................        18
        4.5       Election to Make Employee After-Tax Contributions..........................        18
        4.6       Election to Change Employee After-Tax
                    Contributions............................................................        19
        4.7       Suspension of Employee After-Tax Contributions.............................        19
        4.8       Employer Matching Contributions............................................        19
        4.9       Allocation of Employer Matching Contributions..............................        19
        4.10      Excess Elective Deferrals..................................................        20
        4.11      Limitation on Employer Matching Contributions
                    and Employee After-Tax Contributions.....................................        20
        4.12      Limitations on Employee Before-Tax Contributions...........................        22

                                    ARTICLE V
                         FUNDS AND PARTICIPANT ACCOUNTS

        5.1       Funds......................................................................        27
        5.2       Income on Trust Funds......................................................        27
        5.3       Separate Accounts..........................................................        27
        5.4       Investment Election........................................................        27
        5.5       Account Balances...........................................................        28

                                   ARTICLE VI
                     ALLOCATIONS TO ACCOUNTS AND VALUATIONS

        6.1       Crediting of Contributions.................................................        29
        6.2       Valuation of Participant's Interest........................................        29
        6.3       Finality of Trustee's Determination........................................        30

                                   ARTICLE VII
                              LOANS AND WITHDRAWALS

        7.1       Loans......................................................................        31
        7.2       Withdrawal of Employee After-Tax Contributions
                    and Employer Matching Contributions......................................        32
        7.3       Hardship Withdrawals.......................................................        33

                                  ARTICLE VIII
                  TERMINATION OF PARTICIPATION AND DISTRIBUTION

        8.1       Termination of Participation...............................................        35
        8.2       Vesting....................................................................        35
        8.3       Crediting of Vesting Service...............................................        36
        8.4       Distribution...............................................................        37
        8.5       Limitation on Commencement of Distribution.................................        38
        8.6       Election of Former Schedule................................................        41
        8.7       Restrictions on Alienation.................................................        42
        8.8       Payments in the Event of Incapacity........................................        42
        8.9       Distribution to Other Qualified Plans......................................        42
        8.10      Eligible Rollover Distributions............................................        43

                                   ARTICLE IX
                                  BENEFICIARIES

        9.1       Designation of Beneficiary.................................................        44
        9.2       Beneficiary in Absence of a Designated
                    Beneficiary..............................................................        44
        9.3       Spousal Consent to Beneficiary Designation.................................        45


                                    ARTICLE X
                               PLAN ADMINISTRATION

        10.1      Plan Administrator.........................................................        46
        10.2      Authority of the Company...................................................        46
        10.3      Action of the Company......................................................        46
        10.4      Claims Review Procedure....................................................        47
        10.5      Qualified Domestic Relations Orders........................................        48
        10.6      Indemnification............................................................        48

                                   ARTICLE XI
                            ADOPTION BY SUBSIDIARIES                                                 50

                                   ARTICLE XII
                            AMENDMENT AND TERMINATION

      12.1        Amendment..................................................................        51
      12.2        Limitation on Amendment....................................................        51
      12.3        Termination................................................................        51

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

      13.1        No Commitment as to Employment.............................................        53
      13.2        Benefits...................................................................        53
      13.3        No Guarantees..............................................................        53
      13.4        Precedent..................................................................        53
      13.5        Merger, Consolidation, or Transfer of
                    Plan Assets..............................................................        53
      13.6        Internal Revenue Service Determination.....................................        53


Appendix A - Section 415 Limitations.........................................................       A-1

                           COOPER CAMERON CORPORATION
                             SAVINGS-INVESTMENT PLAN
                              FOR HOURLY EMPLOYEES



         WHEREAS, Cameron Iron Works, Inc. established the Cameron Iron Works USA, Inc. Savings-Investment Plan for Hourly Employees (formerly known as the Cameron Iron Works, Co. Savings-Investment Plan for Hourly Employees and hereinafter referred to as the "Plan"), effective as of January 1, 1984, for the exclusive benefit of certain of its eligible hourly employees; and

         WHEREAS, due to a reorganization, Cameron Iron Works, Inc. became Cameron Iron Works, USA, Inc. a subsidiary of a newly created Cameron Iron Works, Inc; and

         WHEREAS, effective November 29, 1989, Cameron Iron Works, Inc. was merged with and into Cooper Industries, Inc. (hereinafter referred to as the "Cooper"); and

         WHEREAS, effective November 29, 1989 Cameron Iron Works USA, Inc. became a wholly owned subsidiary of Cooper and on December 29, 1989 was merged with and into Cooper; and

         WHEREAS, Cooper amended and restated the Plan, effective as of July 1, 1989, to comply with the provisions of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, and the Technical and Miscellaneous Revenue Act of 1988; and

         WHEREAS, Cooper again amended and restated the Plan effective as of July 1, 1992; and

         WHEREAS, Cooper has deemed it desirable to spinoff, effective as of the January 1, 1995, assets and liabilities attributable to the former Cameron Forged Products Company participants into the McGraw-Edison Company Consolidated Retirement Plan; and

         WHEREAS, Cooper and its wholly owned subsidiary, Cooper Cameron Corporation, have agreed that Cooper Cameron Corporation shall assume the sponsorship of the Plan as of January 1, 1995 after such spinoff;

         NOW, THEREFORE, effective as of January 1, 1995, Cooper Cameron Corporation hereby assumes the Plan, renames the Plan as the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees, and restates the Plan as hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 DEFINITIONS. The following words and phrases as used herein shall have the meanings hereinafter set forth unless a different meaning is plainly required by the context or specified in Appendix A.

                           (1) The term "AFFILIATE" shall mean any member of a
                  controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code) with the Company; any member of an affiliated service group (as determined under Section 414(m) of the Code) of which the Company is a member; and any other entity that is required to be aggregated with any Affiliate by reason of Section 414(o) of the Code.

                           (2) The term "AFFILIATED GROUP" shall mean the group
                  of entities which are Affiliates.

                           (3) The term "BENEFICIARY" shall mean the person or
                  persons who, in accordance with the provisions of Article IX, is entitled to receive distribution hereunder in the event a Participant, Inactive Participant, or former Participant dies before his interest has been distributed to him in full.

                           (4) The term "BREAK IN SERVICE" shall mean any Plan
                  Year during which an Employee completes not more than 500 Hours of Service; provided, however, that for purposes of Sections 3.3(b) and 8.3(ii) no employee shall incur a Break in Service solely by reason of an absence due to (i) the birth of a child of the Employee, (ii) the pregnancy of the Employee,
                  (iii) the placement of a child with the Employee on account of the adoption of such child by such Employee, or (iv) the caring for a child of an Employee for a period beginning following the birth or placement of such child, with respect to the Plan Year in which such absence begins, if the Employee otherwise would have incurred a Break in Service or, in any other case, in the immediately following Plan Year.

                           (5) The term "CODE" shall mean the Internal Revenue
                  Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                           (6) The term "COMPANY", shall mean Cooper Cameron
                  Corporation.

                           (7) The term "ELIGIBLE EARNINGS" shall mean the
                  compensation within the meaning of Section 415(c)(3) of the Code, subject to the provisions of Section 414(q)(6), paid during a Plan Year by the Employer to a Participant while a Participant, including all base earnings computed on straight time hourly rates for work performed, excluding however, shift differential, leadman pay, trainer pay, overtime pay, bonuses, incentive or other supplemental pay, and any Before-Tax Contributions contributed under the Plan or other extraordinary compensation with respect to such Participant during such Plan Year and elective Employer Contributions made on behalf of a Participant that are not includable in gross income under Section 125, Section 402(a)(8), Section 402(h) and Section 403(b) of the Code, but excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation (other than Before-Tax Contributions), and welfare benefits. Notwithstanding the foregoing, in no event shall the annual Eligible Earnings of a Participant taken into account under the Plan exceed the OBRA '93 annual compensation limit of $150,000, as adjusted for increases in the cost of living in accordance with the provisions of
                  Section 401(a)(17(B) of the Code. The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Eligible Earnings is determined (a "determination period") beginning in such calendar year. If a determination period consists of fewer of 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12. Eligible Earnings of a Participant's "family members" shall be treated as Compensation of the Participant in accordance with
                  Section 414(q)(6) of the Code, as modified by Section 401(a)(17) of the Code. If, as result of the application of such rules the adjusted compensation limitation is exceeded, then the limitation shall be prorated among the affect individuals in proportion to each such individual's compensation as determined under this paragraph prior to the application of this limitation.

                  (8) The term "ELIGIBLE EMPLOYEE" shall mean any Employee who is credited with one-half Year of Participation Service in accordance with the provisions of Section 3.3.

                  (9) The term "ELIGIBLE RETIREMENT PLAN" shall mean:

                           (a) an individual retirement account described in
                           Section 408(a) of the Code;

                           (b) an individual retirement annuity described in
                           Section 408(b) of the code;

                           (c) a trust maintained pursuant to a plan described in Section 414(i) of the Code that meets the requirements of Section 401(a) of the Code; and

                           (d) an annuity plan described in Section 403(a) of the Code.

                           (10) The term "ELIGIBLE ROLLOVER DISTRIBUTION" shall
                  mean all or any portion of a Plan distribution to a Participant or a Beneficiary who is a deceased Participant's surviving spouse or an alternate payee under a qualified domestic relations order who is a Participant's spouse or former spouse; provided, however, that such distribution is not (i) one of a series of substantially equal periodic payments made at least annually for over a specified period of ten or more years or the life of the Participant or Beneficiary or the joint lives of the Participant and a designated beneficiary, (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or (iii) the portion of any distribution which is not includable in gross income (determined without regard to any exclusion of net unrealized appreciation with respect to employer securities).

                           (11) The term "EMPLOYEE" shall mean any hourly-paid
                  Employee who is employed by the Employer at its Oil Tool Division, and who is represented through or included in a collective bargaining unit with which the Company has entered into a collective bargaining agreement and with which the Company has agreed to provide for coverage of such Employee under the Plan.

                           (12) The Term "EMPLOYEE AFTER-TAX CONTRIBUTION
                  ACCOUNT" shall mean the subaccount of the Separate Account of a Participant to which Employee After-Tax Contributions are credited in accordance with the provisions of Sections 4.6 and 6.1.

                           (13) The term "EMPLOYEE AFTER-TAX CONTRIBUTIONS"
                  shall mean any voluntary contributions made to the Plan by the Participant in accordance with the provisions of Sections 4.5 and 4.7.

                           (14) The term "EMPLOYEE BEFORE-TAX CONTRIBUTIONS"
                  shall mean any cash or deferred arrangement contribution made to the Plan by the Employer on behalf of a Participant in accordance with the provisions of Sections 4.1 and 4.2 and a duly executed and filed Eligible Earnings reduction authorization.

                           (15) The term "EMPLOYEE BEFORE-TAX CONTRIBUTION
                  ACCOUNT" shall mean the subaccount of Separate Account of a Participant to which Employee Before-Tax Contributions are credited in accordance with the provisions of Sections 4.1 and 6.1.

                           (16) The term "EMPLOYER" shall mean the Company and
                  any Affiliate who adopts the Plan in accordance with the provisions of Article X.

                           (17) The term "EMPLOYER MATCHING CONTRIBUTION
                  ACCOUNT" shall mean the subaccount of the Separate Account of a Participant to which Employer Matching Contributions are credited in accordance with the provisions of Sections 4.9, 4.11, and 6.1.

                           (18) The term "EMPLOYER MATCHING CONTRIBUTION" shall
                  mean the contributions which an Employer contributes to the Plan in accordance with the provisions of Section 4.9.

                           (19) The term "EMPLOYMENT COMMENCEMENT DATE" shall
                  mean the date on which an individual first completes an Hour of Service.

                           (20) The term "ENTRY DATE" shall mean each January 1,
                  April 1, July 1 and October 1 of a Plan Year.

                           (21) The term "ERISA" shall mean the Employee
                  Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                           (22) The term "FUND" shall mean any of the investment
                  funds established and maintained in accordance with the provisions of Article V.

                           (23) The term "HIGHLY COMPENSATED EMPLOYEE" shall
                  mean any Employee who during such Plan Year or during the immediately preceding Plan Year:

                           (a) received compensation (as defined in Appendix A of the Plan without regard to Code Sections 125, 402(a)(8) and 402(h)(1)(B), and in the case of contributions made pursuant to a salary reduction agreement, without regard to Code
                                    Section 403(b)) in excess of $75,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum amount permitted under Code Section 414(q)); or

                           (b) received compensation (as defined in Appendix A of the Plan without regard to Code Sections 125, 402(a)(8) and 402(h)(1)(B), and in the case of contributions made pursuant to a salary reduction agreement, without regard to Code
                                    Section 403(b)) in excess of $50,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum amount permitted under Code Section 414(q)) and was in the Top-Paid Group which is the group consisting of the top 20 percent of the employees when ranked by compensation paid during such year; or

                           (c) was at any time an officer of an Affiliate and received compensation in excess of 50 percent of the amount in effect under
                                    Section 415(b)(1)(A) of the Code, except as otherwise hereinafter provided; or

                           (d) owned directly or indirectly 5% or more of an Affiliate (so that he is a "5% owner" as defined in Section 416(i)(1) of the Code);

                  provided, however, if an Employee was not a "Highly Compensated Employee" during the immediately preceding Plan Year, he shall not be a Highly Compensated Employee pursuant to subparagraph (a), (b) or (c) unless he is one of the 100 Employees with the highest compensation (as defined in Appendix A of the Plan without regard to Code Sections 125, 402(a)(8) and 402(h)(1)(B), and in the case of contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b)) for such Plan Year.

                  For purposes of subparagraph (c) the number of employees who shall be counted as officers shall be limited as follows:

                      Total Number of Employees of                 Maximum Number of Officers
                          the Affiliated Group                           to be Counted
                      ----------------------------                 ---------------------------

                             30 or less                                          3

                             30 - 500                              10% of total number of Employees
                                                                   (fractions to be rounded to next highest
                                                                   whole number)

                             Over 500                                           50

                  If the number of officers for any Plan Year exceeds the maximum number that may be counted, the officers shall be ranked in order of compensation (as defined in Appendix A of the Plan without regard to Code Sections 125, 402(a)(8) and 402(h)(1)(B), and in the case of contributions made pursuant to a salary reduction agreement, without regard to Code
                  Section 403(b)) for the Plan Year, and only the maximum number with the highest such compensation shall be counted as officers. If for any Plan Year no Affiliate has an officer with compensation greater than the compensation specified in subparagraph (c) above, the highest paid officer among the Affiliates shall nevertheless be treated as a Highly Compensated Employee.

                  If during any Plan Year an Employee is a "family member" of a Highly Compensated Employee described above in subparagraph
                  (d) or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation during the Plan Year, then such "family member" shall not be considered to be a separate Employee and the compensation paid to such "family member" and any applicable employer contribution under the Plan paid to or on behalf of such "family member" shall be treated as if it were paid to (or on behalf of) the related Highly-Compensated Employee. As used herein, the term "family member" means with respect to any Employee, the Employee's spouse, grandparent (and spouse), great grandparent (and spouse), child (and spouse), great grandchild (and spouse) and any other lineal ascendants or descendants and their spouses and for purposes of applying the limitation of Section 401(a)(17) to paragraph
                  (9) of this Section 1.1 shall mean the spouse of any Employee and any lineal descendant thereof who has not attained age 19 before the close of the Plan Year. In addition, a former Employee shall be considered a Highly Compensated Employee if he was a Highly-Compensated Employee at the time his employment terminated or at any time after attaining age 55. Notwithstanding the foregoing provisions of this paragraph
                  (23), the sole purpose of this paragraph is to define and apply the term Highly-Compensated Employee strictly (and only) to the extent necessary to satisfy the minimum requirements of
                  Section 414(q)
                  of the Code relating to "highly-compensated employees." This paragraph shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendments of language, so as to satisfy solely the minimum requirements of
                  Section 414(q) of the Code.

                           (24) The term "HOUR OF SERVICE" shall mean an hour
                  for which an individual is credited in accordance with the provisions of Article II.

                           (25) The term "INACTIVE PARTICIPANT" shall mean any
                  Participant who ceases to be an Eligible Employee but who continues to participate in the Plan in accordance with the provisions of Section 3.4.

                           (26) The term "LEASED WORKER" shall mean a person
                  (other than a person who is an Employee without regard to this paragraph (26)) engaged in performing services for an Affiliate (the "Recipient") pursuant to an agreement between the Recipient and any other person ("Leasing Organization") who meets the following requirements:

                           (a) he has performed services for one or more Affiliates (or for any other "related persons" determined in accordance with
                                    Section 414(n)(6) of the Code) on a
                                    substantially full-time basis for a period of at least one year;

                           (b) such services are of a type historically performed in the business field of the Recipient, in the United States, by employees; and

                           (c) he is not participating in a "safe harbor plan" of the Leasing Organization. (For this purpose, a "safe harbor plan" is a plan that satisfies the requirements of Section 414(n)(5) of the Code, which generally will be a money purchase pension plan with a nonintegrated employer contribution rate of at least 10% of compensation and which provides for immediate participation and full and immediate vesting).

                  A person who is a Leased Worker shall also be considered an employee of an Affiliate during such period (and solely for the purpose of determining length of service for (i) eligibility for participation, and (ii) vesting purposes, and shall also be considered to have been an employee for any earlier period in which he was a Leased Worker) but shall not be a Participant and shall not otherwise be eligible to become covered by the Plan during any period in which he is a Leased Worker.

                  Notwithstanding the foregoing, the sole purpose of this paragraph (26) is to define and apply the term "Leased Worker" strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(n) of the Code relating to "leased employees." This paragraph (26) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendments of language, so as to satisfy solely the minimum requirements of Section 414(n) of the Code.

                           (27) The term "PARTICIPANT" shall mean an Eligible
                  Employee who actively participates in the Plan in accordance with the provisions of Article III.

                           (28) The term "PLAN" shall mean the defined
                  contribution profit sharing plan set forth herein which is known as the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees.

                           (29) The term "PLAN ADMINISTRATOR" shall mean the
                  Company, which is the administrator for purposes of ERISA and the plan administrator for purposes of the Code.

                           (30) The term "PLAN YEAR" shall mean each
                  twelve-month period that commences each January 1 and terminates on the subsequent December 31.

                           (31) The term "REEMPLOYMENT DATE" shall mean the
                  first date on which an Employee again completes an Hour of Service following a Break in Service.

                           (32) The term "SEPARATE ACCOUNT" shall mean the
                  account maintained by the Trustee pursuant to the provisions of Section 5.7 in the name of a Participant which reflects his interest in the Funds and which includes any subaccount, such as an Employee Before-Tax Contribution Account, an Employee After-Tax Contribution Account and a Employer Matching Contribution Account.

                           (33) The term "SETTLEMENT DATE" shall mean the date
                  on which a Participant ceases participation in the Plan in accordance with the provisions of Section 8.1.

                           (34) The term "TRUST" shall mean the trust
                  established under the Trust Agreement to hold and invest contributions made under the Plan.

                           (35) The term "TRUST AGREEMENT" shall mean the
                  agreement between the Company and the Trustee establishing the Trust.

                           (36) The term "TRUSTEE" shall mean the trustee or
                  trustees qualified and acting under the Trust Agreement at any time.

                           (37) The term "VALUATION DATE" shall mean each the
                  last day of each month or such other day as may be agreed upon by the Company and the Trustee.

                           (38) The term "YEARS OF PARTICIPATION SERVICE" shall
                  mean the period of service credited to an Employee for purposes of determining his eligibility to participate in the Plan in accordance with the provisions of Section 3.3.

                           (39) The term "YEARS OF VESTING SERVICE" shall mean
                  the period of service credited to a Participant for purposes of determining his vested interest in his Employer Matching Contribution Account in accordance with the provisions of
                  Section 8.3.

                  1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the masculine to include the feminine and the feminine to include the masculine.

                                   ARTICLE II

                                HOURS OF SERVICE

                  2.1 CREDITING OF HOURS OF SERVICE. An Employee shall be credited with an Hour of Service under the Plan for:

                           (a) each hour for which he is paid, or entitled to
                  payment, for the performance of duties for the Company or an Affiliate;

                           (b) each hour for which he is paid, or entitled to
                  payment, by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year); provided further, that no Hours of Service shall be credited for payment which is made or due under a program maintained solely for the purpose of complying with applicable Workers' Compensation, unemployment compensation, or disability insurance laws; and provided further, that no Hours of Service shall be credited to an Employee for payment which is made or due solely as reimbursement for medical or medically-related expenses incurred by him;

                           (c) each hour for which back pay, irrespective of
                  mitigation of damages, is either awarded or agreed to by the Company or an Affiliate; provided, however, that the crediting of Hours of Service for back pay awarded, or agreed to, with respect to a period of employment or absence from employment described in any other paragraph of this Section 2.1 shall be subject to the limitations set forth therein and, if applicable, in Section 2.2; and

                           (d) each hour for which he would have been scheduled
                  to work for the Company or an Affiliate during the period of time that he is absent from work because of service with the armed forces of the United States, but only if he returns to work within the period during which he retains reemployment rights pursuant to federal law, up to a maximum of eight hours per day and 40 hours per week; provided, however, that Hours of Service credited under this paragraph (d), when added to Hours of Service credited under paragraph (b), if any, by reason of such absence, shall not exceed a total of 1,000 Hours of Service for any one Plan Year.

Notwithstanding anything to the contrary contained in this Section 2.1, no more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment.

                  2.2 DETERMINATION OF NON-DUTY HOURS OF SERVICE. In the case of a payment which is made or due from the Company or an Affiliate on account of a period during which an Employee performs no duties, and which results in the crediting of hours of service under paragraph (b) of Section 2.1, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in such paragraph (b), the number of Hours of Service to be credited shall be determined as follows:

                           (a) In the case of a payment made or due which is
                  calculated on the basis of units of time, such as hours, days, weeks, or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

                           (b) In the case of a payment made or due which is not
                  calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee's most recent rate of compensation immediately prior to the period to which the payment related.

                           (c) Notwithstanding the provisions of paragraphs (a)
                  and (b), no Employee shall be credited on account of a period during which no duties are performed with a number of Hours of Service which is greater than the number of regularly scheduled working hours during such period.

                           (d) If an Employee is without a regular work
                  schedule, the number of "regularly scheduled working hours" shall mean the average number of hours worked by Employees during an equivalent, representative period.

For the purpose of crediting Hours of Service under paragraph (b) of Section 2.1, a payment shall be deemed to be made by or due from the Employer (i) regardless of whether such payment is made by or due from the Company or an Affiliate directly, or indirectly through (among others) a trust fund or insurer to which the Employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

                  2.3 ALLOCATION OF HOURS OF SERVICE TO PLAN YEARS. Hours of Service credited under Section 2.1 shall be allocated to the appropriate Plan Year in the following manner:

                           (a) Hours of Service described in paragraph (a) of
                  Section 2.1 shall be allocated to the Plan Year or Years in which the duties are performed.

                           (b) Hours of Service described in paragraph (b) of
                  Section 2.1 shall be allocated as follows:

                                    (i) Hours of Service credited to an Employee
                           on account of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, shall be allocated to the Plan Year or Years in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates; and

                                    (ii) Hours of Service credited to an
                           Employee on account of a payment which is not calculated on the basis of units of time shall be allocated to the Plan Year in which the period during which no duties are performed occurs, or if such period extends beyond a Plan Year, such Hours of Service shall be allocated equally between the first two such Plan Years.

                           (c) Hours of Service described in paragraph (c) of
                  Section 2.1 shall be allocated to the Plan Year or Years to which the award or agreement for back pay pertains, rather than to the Plan Year in which the award, agreement, or payment is made.

                           (d) Hours of Service described in paragraph (d) of
                  Section 2.1 shall be allocated to the Plan Year or Years during which such absence occurred.

                                   ARTICLE III

                             EMPLOYEE PARTICIPATION

                  3.1 PARTICIPATION. Each Eligible Employee who is a participant in the Plan on December 31, 1994 shall continue as a Participant hereunder on January 1, 1995. Each other Eligible Employee may become a Participant as of the first Entry Date coinciding with or next following the date on which he becomes an Eligible Employee by completing and filing a written election form as prescribed by the Company.

                  3.2 NOTICE OF NEW PARTICIPANTS. As soon as practicable after each Entry Date, the Company shall transmit to the Trustee a list of all Eligible Employees who became Participants on such date. Upon becoming a Participant hereunder, an Eligible Employee shall become entitled to the benefits under the Plan and shall be bound by all provisions of the Plan.

                  3.3 CHANGES IN EMPLOYMENT STATUS; TRANSFERS OF EMPLOYMENT. If a Participant ceases to be an Employee but continues in the employment of the Employer in some other capacity or is employed by an Affiliate, he shall nevertheless continue his participation in the Plan as an Inactive Participant until his participation is otherwise terminated in accordance with the provisions of the Plan. Moreover, if a person is transferred directly from employment (a) with the Employer in a capacity other than as an Employee, or (b) with an Affiliate to employment with the Employer as an Employee, his service with the Employer or such Affiliate shall be included in determining his Participation Service and his Vesting Service under Sections 3.3 and 8.2, respectively.

                  3.4 REEMPLOYMENT OF A PARTICIPANT. If a retired or former Participant is reemployed by the Employer or an Affiliate after he incurs a Settlement Date, he shall again become a Participant on the date he is reemployed by such Employer; provided, however, that if he is not reemployed as an Employee, he shall again become a Participant on the first day thereafter on which he does become an Employee.

                                   ARTICLE IV

                                  CONTRIBUTIONS

                  4.1 ELECTION TO MAKE EMPLOYEE BEFORE-TAX CONTRIBUTIONS. Commencing with the date as of which an Eligible Employee becomes a Participant, such Participant may elect to have Employee Before-Tax Contributions, in integral percentage of 1% to 20% of his Eligible Earnings, made on his behalf to the Plan and credited to his Employee Before-Tax Contribution Account; provided, however, that Employee Before-Tax Contributions and any elective deferrals made by a Participant under all other plans as defined in Section 402(g)(3) of the Code, shall not exceed $7,000 (or such higher dollar limit as shall be in effect for such calendar year in accordance with the provisions of Sections 402(g)(5) and 415(d) of the Code). An Eligible Earnings reduction authorization shall be timely filed only if made in the form, time, and manner prescribed by the Company. The entire balance of any Employee Before-Tax Contribution Account maintained hereunder in the name of a Participant shall be fully vested at all times. In the event it is determined that the limitation set forth in this
Section 4.1 may be exceeded with respect to any Participant, the Employee Before-Tax Contributions made on behalf of such Participant shall be reduced until such limitation is not exceeded. Notwithstanding the foregoing, if Employee Before-Tax Contributions in excess of such limitation are made to the Plan with respect to a Participant, such excess amount shall be distributed to the Participant (together with an allocable share of Trust income) not later than April 15 of the following Plan Year.

                  4.2 ELECTION TO CHANGE EMPLOYEE BEFORE-TAX CONTRIBUTIONS. Any Participant may change the percentage of his Eligible Earnings which he has contributed on his behalf to the Plan as Employee Before-Tax Contributions effective as of any Entry Day by filing an amended Eligible Earnings reduction authorization with the Company within such time period prescribed by the Company; provided, however, that he shall be limited to selecting an amount of his Eligible Earnings which does not exceed the limitations specified in Sections 4.1 and 4.11.

                  4.3 EFFECT OF EMPLOYEE BEFORE-TAX CONTRIBUTIONS. In the event a Participant elects to have Employee Before-Tax Contributions made on his behalf to the Plan, his Eligible Earnings shall be reduced by the percentage he elects to have contributed to the Plan as Employee Before-Tax Contributions. The Employer shall deliver all Employee Before-Tax Contributions to the Trustee as soon as practicable but in no event later than the 30th day of the next month after such Employee Before-Tax Contributions are made.

                  4.4 SUSPENSION OF EMPLOYEE BEFORE-TAX CONTRIBUTIONS. Any Participant who is making Employee Before-Tax Contributions under Section 4.1 may suspend such contributions as of the first day of any calendar month by notifying the Company in the form, time, and manner prescribed by the Company. Any such suspension shall be effective for at least one full calendar year quarter and only one suspension of Employee Before-Tax Contributions may be made in any calendar year.

                  4.5 ELECTION TO MAKE EMPLOYEE AFTER-TAX CONTRIBUTIONS. Commencing with the date as of which an Eligible Employee becomes a Participant, any Participant may elect to make Employee After-Tax Contributions in an integral percentage of 1% to 20% of his Eligible Earnings by payroll deduction to the Plan and to have such Employee After-Tax Contributions credited to his Employee After-Tax Contribution Account; provided, however, that such percentage when added to the Participant's percentage of Employee Before-Tax Contributions does not exceed 20%; and provided further, that the Employee After-Tax Contributions of Highly Compensated Employees for a Plan Year may be limited by the Company to the extent necessary to insure that the requirements of Sections 401(k) and 401(m) of the Code are not exceeded.

                  4.6 ELECTION TO CHANGE EMPLOYEE AFTER-TAX CONTRIBUTIONS. Any Participant may change the percentage of his Employee After-Tax Contributions that he contributes to the Plan effective as of any Entry Date by filing an amended payroll deduction authorization with the Company within such time period prescribed by the Company; provided, however, that he shall be limited to selecting an amount of his Eligible Earnings which does not exceed the limitations specified in Section 4.6 and 4.9.

                  4.7 SUSPENSION OF EMPLOYEE AFTER-TAX CONTRIBUTIONS. Any Participant who is making Employee After-Tax Contributions under Section 4.6 may suspend such contributions as of the first day of any calendar month by notifying the Company in the form, time, and manner prescribed by the Company. Any such suspension shall be effective for at least one full calendar year quarter and only one suspension of Employee After-Tax Contributions may be made in any calendar year.

                  4.8 EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall cause to be paid to the Trustee as its Employer Contribution hereunder for each month an amount which equals 50% of the Employee Before-Tax Contributions and Employee After-Tax Contributions of each Participant for such month which are attributable to amounts not in excess of 6% of such Participant's Eligible Earnings for such month.

                  4.9 ALLOCATION OF EMPLOYER MATCHING CONTRIBUTIONS. The Employer Matching Contribution of the Employer for any month shall be allocated as of the last day of such month among Participants who had Employee Before-Tax Contributions and/or Employee After-Tax Contributions made during such time period. Each such Participant's allocated share of such Employer Matching Contribution shall be equal to the 50% of the Employee Before-Tax Contributions and/or Employee After-Tax Contributions attributable to amounts not in excess of 6% of his Eligible Earnings.

                  4.10 EXCESS ELECTIVE DEFERRALS. If a Participant who had Employee Before-Tax Contributions made on his behalf for a Plan Year files with the Company, within the time limit prescribed by the Company after the end of such Plan Year, a written statement, on a form acceptable to the Company, that he has elective deferrals within the meaning of Section 402(g) of the Code for the taxable year in excess of the dollar limitation on elective deferrals in effect for such taxable year, and specifying the amount of such excess the Participant claims as allocable to the Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferral, shall be distributed to the Participant by April 15 of the year following the year of the excess elective deferral and Employer Matching Contributions thereon shall be forfeited. Distributions pursuant to this Section 4.10 shall be made proportionately from the subaccounts to which Employee Before-Tax Contributions were made for such Plan Year.

                  4.11 LIMITATION ON EMPLOYER MATCHING CONTRIBUTIONS AND EMPLOYEE AFTER-TAX CONTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of Employee After-Tax Contributions, Employer Matching Contributions, and qualified nonelective contributions made by or on behalf of each Highly Compensated Employee each Plan Year to the Plan to the extent necessary to insure that the contribution percentage requirement under Section 401(m) of the Code is not exceeded. Such Code Section and regulations relating thereto, including the regulation regarding the Multiple Use Test, are hereby incorporated in the Plan by reference. If the aggregate amount of Employee After-Tax Contributions, Employer Matching Contributions, and qualified nonelective contributions for the Plan Year made by or on behalf of Participants who are Highly Compensated Employees exceeds the maximum amount permitted under the limits of this Section 4.11 (determined by reducing contributions on behalf of Highly Compensated Employees in order of contribution percentages as defined in Section 401(m)(3) of the Code beginning with the highest of such percentages) then the amount of such excess (hereinafter referred to as "Excess Aggregate Contributions"), plus any income or minus any loss allocable thereto, shall be forfeited to the extent not vested or, if vested, distributed no later than the last day of the succeeding Plan Year to the Participants on whose behalf such Excess Aggregate Contributions were made. Corrections to the maximum amount shall be made by (i) reducing the actual contribution ratio (ACR) of the Highly Compensated Employee with the highest ACR to the extent necessary to cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio; and (ii) by repeating this process until the ACP test is satisfied. If a Highly Compensated Employee's ACR ratio is determined under the family aggregation rules, the amount of excess aggregate contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described in Section 1.401(m)-1(e)(2) of the proposed Treasury Regulations and the excess aggregate contributions are allocated among the family members in proportion to the contributions of each family member that have been combined. The amount of Excess Aggregate Contributions to be distributed to each such Participant shall be determined on the basis of the portion, if any, of the Excess Aggregate Contributions attributable to each of such Participants. Distribution of the portion of Excess Aggregate Contributions allocable to a Participant under the Plan shall be made from contributions for the Plan Year allocated to the Participant's Employee After-Tax Contribution Account and Employer Matching Contribution Account. The amount of any income or loss allocable to Excess Aggregate Contributions shall be determined by the Company in accordance with applicable rules and regulations. Notwithstanding any distributions pursuant to the foregoing provisions, Excess Aggregate Contributions shall be treated as Annual Additions for purposes of Appendix A. Distributions pursuant to this Section 4.11 shall be made proportionately from subaccount to which Excess Aggregate Contributions were made for such Plan Year.

                  4.12 LIMITATIONS ON EMPLOYEE BEFORE-TAX CONTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of Employee Before-Tax Contributions under the Plan made on behalf of each Highly Compensated Employee for each Plan Year to the extent necessary to insure that the actual deferral percentage requirement under Section 401(k) of the Code is not exceeded. This Section 4.11 shall be interpreted, applied, and to the extent necessary, deemed modified without formal amendment thereto so as to satisfy solely the minimum requirements of Section 401(k) of the Code. All or part of the qualified nonelective contributions made for Participants under the case or deferred arrangement (hereinafter referred to as the "CODA") being tested may be treated as elective contributions provided that the nonelective contributions, excluding those qualified nonelective contributions treated as elective contributions for purposes of the actual deferral percentage (ADP) test in Code
Section 401(k), satisfy the requirements of Code Section 401(a)(4). (This shall also apply to Section 4.2 of the Plan.) Consequently, in the event during any Plan Year the Employee Before-Tax Contributions made on behalf of Highly Compensated Employees exceed the greater of the following (calculated to the nearest 1/100th of one percent):

                  (i) the actual deferral percentage of the non-Highly Compensated Employees multiplied by 1.25, or

                  (ii) the actual deferral percentage of the non-Highly Compensated Employees multiplied by 2.0; provided, however, that the actual deferral percentage for Highly Compensated Employees does not exceed the actual deferral percentage of the non-Highly Compensated Employees by more than 2% (hereinafter referred to as the "401(k) test"), the following steps shall be taken by the Company to meet the requirements of said Section 401(k). For any Highly Compensated Employee who has a family member aggregated with him, any amount reduced shall be prorated in direct proportion to the Before-Tax Employee Contributions.

                  (a) The Company shall reduce or suspend all Employee Before-Tax Contributions of each Highly Compensated Employee for the remainder of the Plan Year, in such amount as is required for the 401(k) test to be met. Any such reduction shall be made by reducing uniformly the Before-Tax Contributions for those Highly Compensated Employees who elected the highest contribution percentage for the Plan Year pursuant to
                           Section 4.2 in 1/100ths of one percentage point until their contribution percentage equals the contribution percentage of Highly Compensated Employees with the next highest contribution percentage and the 401(k) test is met. If the 401(k) test still is not met, such procedure shall be repeated and the contribution percentages of the Highly Compensated Employees shall be reduced uniformly in order of actual contribution percentages beginning with the highest of such percentages, until the 401(k) test is met.

                  (b) To the extent that the 401(k) test is not met after the application of paragraph (a) above, the Company shall distribute from the Employee Before-Tax Contribution Account of each Participant who is a Highly Compensated Employee and who made Before-Tax Contributions during the Plan Year to such Participant such amount (plus income allocable thereto) as is required for the 401(k) test to be met; provided, however, that any previous distribution of Employee Before-Tax Contributions with respect to a Highly Compensated Employee for his taxable year ending with or within the Plan Year shall be deemed to have been a distribution of excess Employee Before-Tax Contributions for the purpose of this Section (and will therefore reduce the amount distributable under this Section). If such Employee Before-Tax Contributions are distributed more than 2-1/2 months after the end of such Plan Year, an excise tax equal to 10 percent of such excess Employee Before-Tax Contributions will be imposed on the Employer. Notwithstanding the foregoing, Employee Before-Tax Contributions will be treated as Annual Additions for purposes of Appendix A to the Plan. Excess Employee Before-Tax Contributions shall be allocated to Highly Compensated Employees who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in accordance with regulations under such Section and Section 401(k) of the Code. Such amounts shall be distributed to all affected Highly Compensated Employees by no later than the March 15th following the Plan Year in which such contributions were made, under the following method (which method may be modified by the Company to comply with Treasury Regulations prescribed under Section 401(k)(8) of the Code):

                  (c) An amount of Employee Before-Tax Contributions for those Highly Compensation Employees who elected the highest actual deferral percentage for the Plan Year pursuant to Section 4.2 shall be distributed to such Employees in 1/100ths of one percentage point until the 401(k) test is met. If the 401(k) test still is not met, such procedure shall be repeated and the Employee Before-Tax Contributions of the Highly Compensated Employees shall be distributed so as to reduce the actual deferred percentage of such Highly Compensated Employees in order of actual contribution percentages beginning with the highest of such percentages, until the 401(k) test is met.

As used herein, "actual deferral percentage" means for each specified group of Participants, the average percentage for the group that is derived by calculating separately for each Employee who is a Participant in the Plan:

                                    (i) Employee Before-Tax Contributions
                           allocated to his Separate Account for the Plan Year, divided by

                                    (ii) Such Participant's compensation as
                           defined in paragraph 1.1(9) of Section 1.1 for the Plan Year, as determined before giving effect to any Eligible Compensation reduction agreement.

Notwithstanding any other provision to the contrary, any excess Employee Before-Tax Contributions distributed to any Participant pursuant to Section 4.2 shall be included in the 401(k) test. For purposes of the 401(k) test, the following rules shall apply:

                           1. The Plan will take into account the actual deferral ratios of all Eligible Employees for purposes of the actual deferral percentage (ADP) test in section 401(k). For this purpose, an
                                    Eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes: (i) an Employee who would be a Plan Participant but for the failure to make required contributions; (ii) an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and (iii) an Employee who cannot defer because of the section 415 limits on annual additions. In the case of an Eligible Employee who makes no elective contributions, the deferral ratio that is to be included in determining the ADP is zero.

                           2. An Employee Before-Tax Contribution will be taken into account under the actual deferral percentage test of Section 401(k)(3)(A) of the Code for a Plan Year only if it relates to compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2-1/2 months after the close of the Plan Year (but for the deferral election).

                           3. An Employee Before-Tax Contribution will be taken into account under the actual deferral percentage test of Section 401(k)(3)(A) of the Code for a Plan Year only if it is allocated to the Participant as of a date within the Plan Year. For this purpose, a Before-Tax Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Before-Tax Contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates.

                           4. For purposes of determining whether the Plan satisfies the actual deferral percentage test of Section 401(k) of the Code, all elective contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) or 410(b) (other than Section 410(b)(12)(A)(ii) of the Code are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of Section 401(k) of the code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan; provided, however, that a plan that benefits a unit of employees covered by a collective bargaining agreement is treated as comprising a separate plan (i.e., not aggregated).

                           5.       In calculating the actual deferral
                                    percentage for purposes of Section 401(k) of the Code, the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated as a single arrangement); provided, however, that allocations made to a collective bargaining plan and made to plan (not collective bargained) will be treated as two separate arrangements.

                           6. The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the plan beginning in such taxable year.

                                    ARTICLE V

                         FUNDS AND PARTICIPANT ACCOUNTS

                  5.1 FUNDS. The Trustee shall maintain at least three Funds for the investment of the Separate Accounts of Participants. The interest of each Participant, Inactive Participant, former Participant, and Beneficiary in each Fund shall be an undivided interest.

                  5.2 INCOME ON TRUST FUNDS. Unless specifically provided otherwise in the Plan or the Trust Agreement, any dividends, interest, distributions, or other income received by the Trustee in respect of a Fund shall be reinvested by the Trustee in the Fund with respect to which such income was received by it.

                  5.3 SEPARATE ACCOUNTS. As of the date an Eligible Employee first becomes a Participant, there shall be established a Separate Account in his name with subaccounts which are dependent upon contributions made on his behalf under the Plan as well as the manner in which the assets are invested. Such subaccounts shall be as follows: (a) an Employer Matching Contribution Account, which shall reflect Employer Matching Contributions, if any, allocated to a Participant; (b) an Employee Before-Tax Contribution Account which shall reflect Employee Before-Tax Contributions, if any, made on behalf of a Participant; and (c) an Employee After-Tax Contribution Account which shall reflect Employee After-Tax Contributions, if any, made by a Participant. Each such subaccount shall also reflect such subaccount's pro rata share of the net increase or decrease in the value of the assets of the Funds in which it is invested.

                  5.4 INVESTMENT ELECTION. Subject to procedures established by the Company, a Participant may elect to have all of his Separate Account invested in one Fund or 50% of his Separate Account invested in each of two Funds. A Participant may elect to change such investment election as to future contributions as of any Entry Date by filing the appropriate form with the Company within such time period as the Company shall prescribe. Moreover, subject to procedures established by the Company, a Participant may elect to transfer, in 10% increments, any past contributions invested in any Fund as of any January 31, April 30, July 30, and October 31 by filing the appropriate form with the Company within such time period as the Company shall prescribe; provided, however, that only one such transfer shall be made in any six-month period.

                  5.5 ACCOUNT BALANCES. For all Plan purposes, the balance of each Separate Account of a Participant as of any date shall be the balance of such Separate Account after all credits and charges thereto for and as of such date have been made as provided in the Plan.

                                   ARTICLE VI

                     ALLOCATIONS TO ACCOUNTS AND VALUATIONS

                  6.1 CREDITING OF CONTRIBUTIONS. As of each Valuation Date, the Employee Before-Tax Contribution Account, the Employee After-Tax Contribution Account, and the Employer Matching Contribution Account of each Participant shall be credited with the Employee Before-Tax Contributions, the Employees After-Tax Contributions, and the Employer Matching Contributions, respectively, made on his behalf since the immediately preceding Valuation Date in accordance with the provisions of Section 4.1.

                  6.2 VALUATION OF PARTICIPANT'S INTEREST. As of each Valuation Date hereunder, the Trustee shall adjust the Separate Account of each Participant to reflect any increase or decrease in the net worth of the Funds since the immediately preceding Valuation Date, in the following manner:

                           (a) The Trustee shall value all of the assets of the
                  Funds at fair market value.

                           (b) The Trustee then shall, on the basis of the
                  valuation provided under paragraph (a) and after making appropriate adjustments for any distributions, and withdrawals, ascertain the net increase or decrease in net worth of each Fund which is attributable to net earnings and all profits and losses, realized and unrealized, since the immediately preceding Valuation Date.

                           (c) The Trustee then shall allocate the net increase
                  or decrease in the net worth of each Fund as thus determined among all Participants and Inactive Participants who have an interest in such Fund, in the ratio that the balance of the portion of each Separate Account of each such Participant invested in such Fund on the day immediately preceding such Valuation Date bears to the aggregate of the balances of all such accounts on the day immediately preceding such Valuation Date, and shall credit or charge, as the case may be, each such account with the amount of its allocated share.

                           (d) The Trustee then shall credit the Employee
                  Before-Tax Contribution Account, the Employee After-Tax Contribution Account, and the Employer Matching Contribution Account of each Participant with the Employee Before-Tax

                  Contributions, Employee After-Tax Contributions and Employer Matching Contributions allocated to him pursuant to Article IV.

                  6.3 FINALITY OF TRUSTEE'S DETERMINATION. The Trustee shall have the responsibility for determining the net income, liabilities, and value of the assets of the Funds, as well as determining the balance of each Separate Account maintained thereunder.

                                   ARTICLE VII

                              LOANS AND WITHDRAWALS

                  7.1 LOANS. Any Participant of the Plan may elect to borrow from his Employee After-Tax Savings Account and, if vested, his Employer Matching Contribution Account pursuant to the provisions of this Section 7.1. Loans shall be made available to Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants. No loan to any Participant shall be made to the extent that such loan would exceed 50% of the Participant's total vested balance in his Separate Account or the total value, as of the Valuation Date immediately preceding the date of the loan, of the sum of his Employee After-Tax Contribution Account and his vested interest, if any, in his Employer Matching Contribution Account; provided, however, that no loan shall be made in amounts greater than the lesser of (i) $50,000 minus the highest outstanding balance of any plan loan of the Participant during the preceding 12 months, or (ii) the greater of one-half of the Participant's total vested balance. In addition to such rules as the Company may adopt, all loans shall comply with the following terms and conditions:

                           (i) An application for a loan by a Participant shall
                  be made in writing to the Company.

                           (ii) The period of repayment for any loan shall be
                  determined by mutual agreement of the Company and the borrowing Participant, but such period shall be one, two, three, four or five years.

                           (iii) Each loan shall be made against collateral,
                  being a security interest in the Participant's entire right, title and interest in and to his total vested balance of his Separate Account, supported by the Participant's promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

                           (iv) Each loan shall bear interest at a reasonable
                  rate to be fixed, from time to time, in accordance with procedures adopted by the Company.

                           (v) A Participant may have no more than one loan
                  outstanding at any time, and a period of six months must have elapsed from the repayment of a loan by a Participant before another loan shall be made to said Participant.

                           (vi) A loan shall be made in $100 increments,
                  provided, however, that no loan shall be less than $1,000.

                           (vii) The method of repayment shall be by payroll
                  deduction, which, to the extent permitted by law, shall be irrevocable until the loan has been repaid in full, and full lump sum repayment will be allowed without penalty at the end of any month. In the event that a Participant is no longer subject to payroll deductions for any reason, including but not limited to termination of employment, retirement, disability or authorized leave of absence, the Participant shall be required to continue to make all loan payments when due.

                           (viii) Loans shall be made on a pro-rata basis from
                  the Participant's Employee After-Tax Contributions Account and Employer Matching
                  Contribution Account.

                           (ix) Repayments of loans shall be made to the
                  Participant's Separate Account in accordance with his current applicable investment election.

                           (x) In the event of death or default, the Participant
                  will be deemed to have received a distribution of his entire Employee After-Tax Contribution Account, and if vested, his Employer Matching Contribution Account, which amounts shall first be applied to repay the entire unpaid principal balance plus interest accrued.

                  7.2 WITHDRAWAL OF EMPLOYEE AFTER-TAX CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS. Any Participant who has vested interest in his Employer Matching Contribution Account may withdraw all, but no less than all, of the balance in his Employee After-Tax Contribution Account and his Employer Matching Contribution Account. Any Participant who does not have a vested interest in his Employer Matching Contribution Account may withdraw all, but not less than all, of the balance in his Employee After-Tax Contribution Account. Either of such withdrawals shall be requested at least ten days prior to the date thereof by notifying the Company in writing and such withdrawal may be made only as of the last day of a calendar month. In the event that a Participant makes such a withdrawal, he shall not be permitted to make any contributions to his Employee After-Tax Contribution Account or Employee Before-Tax Contribution Account for a period of at least six months following the date of such withdrawal. If a Participant makes a withdrawal pursuant to this Section 7.2, he may not make another such withdrawal until he has resumed his Employee After-Tax Contributions and/or Employee Before-Tax Contributions for at least twelve months. In the event a Participant who does not have a vested interest in his Employer Matching Contribution Account withdraws the balance in his Employee After-Tax Contribution Account, the balance in his Employer Matching Contribution Account shall be forfeited and such forfeiture shall be applied to the next Employer Matching Contribution obligation of the Employer. Notwithstanding the foregoing, in the event of such a forfeiture, the withdrawing Participant shall have the right to repay the amount withdrawn by him and, upon such repayment, the balances of his Employee After-Tax Contribution Account and Employer Matching Contribution Account shall be restored to the amounts they were at the time of such withdrawal, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such right to repay will expire upon such Participant incurring five One-Year Breaks-in-Service, commencing after such withdrawal, or at such earlier time as is permitted to be required by Treasury Regulations.

                  7.3 HARDSHIP WITHDRAWALS. Upon proper written application of a Participant in such form as the Company may specify, and to the extent consistent with applicable law, the Committee in its sole discretion may permit the Participant to withdraw a portion or all of the balance of his Employee Before-Tax Contribution Account as of the last day of a calendar month, provided that the Participant has already withdrawn the entire balances of his Employee After-Tax Contribution Account and his Employer Matching Contribution Account in accordance with Section 7.2 and if the reason for such withdrawal is to enable the

Participant to meet unusual or special situations in his financial affairs resulting in immediate and heavy financial needs of the Participant which meet the requirements of Section 401(k) of the Code and regulations thereunder. Any withdrawal hereunder may not exceed the amount required to meet the immediate financial need and provided such amount is not available from other resources of the Participant, and in no event shall such withdrawals exceed, in the aggregate, the Participant's cumulative Employee Before-Tax Contributions to the Plan. In granting or refusing any request for withdrawal, the Company shall apply uniform standards consistently and such discretionary power shall not be applied so as to discriminate in favor of officers, stockholders, or highly compensated participants. In the event that a Participant makes such a withdrawal, he shall not be permitted to make any contributions to his Employee Before-Tax Contribution Account or Employee After-Tax Contribution Account for a period of at least twelve months following the date of such withdrawal. If a Participant makes a withdrawal pursuant to this Section 7.3, he may not make another such withdrawal until he has resumed his Employee After-Tax Contributions and/or Employee Before-Tax Contributions for at least twelve months.

                                  ARTICLE VIII

                  TERMINATION OF PARTICIPATION AND DISTRIBUTION

                  8.1 TERMINATION OF PARTICIPATION. Each Participant shall cease to be a Participant hereunder upon the first to occur of the following dates, which shall be his Settlement Date for purposes of the Plan:

                           (a) the date such Participant's employment with the
                  Employer or an Affiliate is terminated at or after attainment of age 55;

                           (b) the date such Participant's employment with the
                  Employer or an Affiliate is terminated because of physical or mental disability;

                           (c) the date such Participant's employment with the
                  Employer or an Affiliate is terminated because of the death of such Participant; or

                           (d) the date of such Participant's separation from
                  service with the Affiliated Group under any other circumstances.

Notwithstanding any other provisions of the Plan to the contrary, a Participant shall be fully vested in his Separate Account upon attainment of age 65.

                  8.2 VESTING. A Participant whose employment terminates in accordance with the provisions of paragraph (a), (b), or (c) of Section 8.1 and a Participant whose employment terminates in accordance with the provisions of paragraph (d) of Section 8.1 after at least five Years of Service shall be fully vested in the balance of his Separate Account. A Participant whose employment terminates in accordance with the provisions of paragraph (d) of Section 8.1 prior to being credited with five Years of Service shall be fully vested in the portion of his Separate Account attributable to contributions other than Employer Matching Contributions and shall forfeit the balance of his Employer Matching Contribution Account. Upon the forfeiture of such a Participant's Employer Matching Contribution Account, such forfeited amount shall be applied against the Employer's next Employer Matching Contribution obligation. If a Participant who incurs such a forfeiture is reemployed by the Affiliated Group prior to incurring a five year period of severance, the amount of his forfeiture shall be restored to his Separate Account. Any restoration shall be made from a special contribution of the Employer which shall not constitute an "annual addition" within the meaning of
Section 415 of the Code.


                  8.3 CREDITING OF VESTING SERVICE. Vesting Service shall be credited to a Participant in accordance with the following provisions:

                  (a) Vesting Service prior to January 1, 1995. Each person who is an Employee on January 1, 1995, shall be credited with Years of Vesting Service for purposes of the Plan with respect to any periods of employment prior to such date in an amount equal to the Years of Vesting Service with which he had been credited in accordance with the Plan provisions in effect as of December 31, 1994.

                  (b) Years of Vesting Service on and after January 1, 1995. Subject to the provisions of hereinafter set forth in this Section 8.3, each person who is an Employee on or after January 1, 1995, shall be credited with a Year of Vesting Service for each Plan Year on and after such date for which he is credited with at least 1,000 Hours of Service; provided, however, that Years of Vesting Service credited to a person shall be subject to the following:

                           (i) Any person who transfers or re-transfers to employment with an Employer as an Employee directly from other employment (i) with the employer in a capacity other than as an Employee or (ii) with an Affiliate, shall be credited with Years of Vesting Service, for such other employments as if such other employment were employment with an Employer as an Employee for the entire period of employment.

                           (ii) Any person who transfers from employment with an Employer as an Employee directly to other employment (i) with an Employer in a capacity other than as an Employee or (ii) with an Affiliate, shall be deemed by such transfer not to lose his credited Years of Vesting Service,and shall be deemed not to retire or otherwise terminate his employment as an Employee until such time as he is no longer in the employment of an Affiliate, at which time he shall become entitled to benefits, if he is otherwise eligible therefor under the provisions of the Plan; provided, however, that up to such time he shall receive credit for Years of Vesting Service for such other employment as if such other employment were employment with the Employer as an Employee.

                           Except as otherwise specifically provided in this
                           Section 8.3, a Participant's Years of Vesting Service shall be lost if he retires or if his employment with an Employer and its Affiliates terminates for any other reason and, if he thereafter returns to employment as an Employee, he shall be treated for Plan purposes as a new Employee. Notwithstanding the foregoing provisions, a retired or former Participant who returns to employment with an Employer or an Affiliate shall be reinstated with the Years of Vesting Service with which he was credited at the time of his prior retirement or other termination of employment if:

                                    (i)      he was eligible for a benefit from
                                             his Employer Matching Contribution
                                             Account at the time of his previous
                                             retirement or other termination of
                                             employment, or

                                    (ii)     he terminated his employment before
                                             satisfying the conditions of
                                             eligibility for a benefit from his
                                             Employer Matching Contribution
                                             Account and the number of his
                                             consecutive one-year Breaks in
                                             Service is less than five or the
                                             aggregate number of his Years of
                                             Vesting Service at the time of such
                                             prior termination of employment was
                                             greater than the number of his
                                             consecutive one-year Breaks in
                                             Service (the aggregated number of
                                             Years of Vesting Service not to
                                             include any Years of Vesting
                                             Service not required to be taken
                                             into account due to previous Breaks
                                             in Service); provided, however,
                                             that if he should return to
                                             employment with an Employer or an
                                             Affiliate in a capacity other than
                                             as an Employee, his period of
                                             employment shall be treated for
                                             purposes of the Plan in accordance
                                             with the provisions of paragraph
                                             (b) above.

                  8.4 DISTRIBUTION. As of earlier of the Valuation Date coinciding with or immediately following a Participant's Settlement Date, distribution of the entire balance of the Participant's Separate Accounts as of such Settlement Date shall be made in the manner hereinafter set forth.

                           a. Distributions of $3,500 or Less. If the value of
                  the vested portion of the Separate Account of an eligible Participant, Inactive Participant, former Participant or Beneficiary is $3,500.00 or less, distribution thereof shall be made to such Participant or Beneficiary as soon as practicable in a single lump-sum payment.

                           b. Distributions of Over $3,500. If the value of the
                  vested portion of the Separate Account of an eligible Participant, Inactive Participant, former Participant or Beneficiary is in excess of $3,500, the Participant may elect to receive distribution thereof in a single lump-sum payment at any time prior to attainment of age 70-1/2. Except as specified otherwise, any such distribution to a Participant, Inactive Participant, former Participant, or Beneficiary hereunder shall occur as soon as practicable after such Participant's or Beneficiary's eligibility to receive such amount. Notwithstanding the foregoing, no distribution may be made to a Participant, Inactive Participant, former Participant, or Beneficiary if the value of the vested portion of the Separate Account of the Participant, Inactive Participant, former Participant, or Beneficiary is in excess of $3,500, unless such Member or Beneficiary consents in writing to such distribution.

Notwithstanding any other provision of the Plan to the contrary, unless the Participant, Inactive Participant, or former Participant otherwise elects (or is deemed to elect otherwise because the present value of such Participant's nonforfeitable benefit exceeds $3,500 and he fails to consent to a distribution while his benefit is immediately distributable within the meaning of Treasury Regulations), the payment of benefits under the Plan to such Participant shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                           (i) The date on which such Participant attains age 65;

                           (ii) The tenth anniversary of the date on which such Participant commenced participation in the Plan; and

                           (iii)    The date on which such Participant
                                    terminates service with the Employer.

                  8.5 LIMITATION ON COMMENCEMENT OF DISTRIBUTION. Notwithstanding any provision in the Plan to the contrary, all distributions required under this Article VIII shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of proposed Treasury Regulations. Accordingly, the entire interest of a Participant in his Separate Account must be distributed or must begin to be distributed no later than the Participant's Mandatory Distribution Date. A Participant's Mandatory Distribution Date shall be determined as follows:

                           (i) The Mandatory Distribution Date of a Participant
                  who attains age 70-1/2 on or after January 1, 1988 shall be April 1, 1990, or the first day of April following the calendar year in which the Participant attains age 70-1/2, whichever is later.

                           (ii) The Mandatory Distribution Date of a Participant
                  who has attained age 70-1/2 before January 1, 1988 shall be the first day of April of the calendar year following the calendar year in which the later of the Participant's termination of employment or attainment of age 70-1/2 occurs.

Distributions to a Participant who has attained age 70-1/2 and who has not terminated employment shall be made as of his Mandatory Distribution Date subject to the following minimum distribution rules:

                  (1) The value of the Participant's Separate Account shall be distributed in installments while such Member is still employed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary, or (ii) a period not extending beyond the life expectancy of his Beneficiary, and the amount of the Required Minimum Distribution for each calendar year beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Mandatory Distribution Value of the Participant's Separate Account by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy referred to in clause (ii)(1), above as the relevant divisor without regard to clause (2).

                  (2) The Required Minimum Distribution for the Participant's first distribution calendar year must be made on or before the Participant's Mandatory Distribution Date. The Required Minimum Distribution for other calendar years, including the Required Minimum Distribution for the calendar year in which the Participant's Mandatory Distribution Date occurs, must be made on or before December 31 of such calendar year.

                  (3) Upon such Participant's termination of employment, any remaining balance in his Separate Account shall be distributed in a single sum pursuant to the provisions of Section 8.4.

                  If the Participant dies on or after the Participant's Mandatory Distribution Date, the remaining portion of the Participant's Separate Account must continue to be distributed at least as rapidly as under the method of distribution in effect at the Participant's death. If, however, the Participant dies before the Participant's Mandatory Distribution Date, distribution of the Participant's Separate Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. For purposes of this Section 8.5, the words and phrases hereinafter set forth shall have the following meanings:

                  (1) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Beneficiary) as of the Participant's (or Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.

                  (2) Distribution Calendar Year; First Distribution Calendar Year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Mandatory Distribution Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin.

                  (3) Life Expectancy. Life expectancy and joint and last survivor expectancy shall be computed by use of the expected return multiples in Tables V and VI of
                           Section 1.72-9 of the Income Tax Regulations. Except as may be required pursuant to regulations under
                           Section 401(a)(9) of the Code in the case where a new Beneficiary is designated, life expectancies shall not be recalculated after the first distribution calendar year.

                  (4) Mandatory Distribution Values of a Participant's Separate Account.

                           (i) The balance of the Participant's Separate Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the "valuation calendar year") increased by the amount of any contributions allocated to the Separate Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                           (ii) For purposes of subparagraph (i), above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Mandatory Distribution Date, the amount of such minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                  8.6 ELECTION OF FORMER VESTING SCHEDULE. In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's nonforfeitable interest in his Separate Account, any Participant with three or more Years of Vesting Service shall have a right to have his nonforfeitable interest in his Separate Account, any Participant with three or more Years of Vesting Service shall have a right to have his nonforfeitable interest in his Employer Matching Contribution Account continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting Schedule, unless the nonforfeitable interest of such Participant in his Employer Matching Contribution Account under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notice of his exercise thereof to the Company within 60 days after the latest of (a) the date he receives notice of such amendment from the Company,
(b) the effective date of the amendment, or (c) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 8.6, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the later of the effective date or adoption thereof.

                  8.7 RESTRICTIONS ON ALIENATION. Except as provided in Section 414(p) of the Code relating to qualified domestic relations orders, no right or interest under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either by law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his rights or interests under the Plan, and any attempt to do so shall be void.

                  8.8 PAYMENTS IN THE EVENT OF INCAPACITY. In the event that it shall be found that any person to whom an amount is payable hereunder is incapable of attending to his financial affairs because of minority or any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Trustee, be paid to another person for the use or benefit of the person found incapable of legal obligations incurred by or on behalf of such person. Any such payment shall be charged to the Separate Account of the person found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under this Agreement.

                  8.9 DISTRIBUTION TO OTHER QUALIFIED PLANS. In the event a former Participant whose Separate Account has not been fully distributed becomes a Participant in a plan qualified under Section 401(a) of the Code, the Company may direct the Trustee to transfer the amount of such former Participant's Separate Account to any such plan provided the plan to receive such transfer authorizes acceptance of such transfer, specifies that assets transferred shall be held in a separate account, and requires that the assets transferred shall not be subject to any forfeiture provisions. Upon any such transfer, the Trustee shall be completely discharged of any responsibility or liability therefor.

                  8.10 ELIGIBLE ROLLOVER DISTRIBUTIONS. Each Participant and Beneficiary who receives an Eligible Rollover Distribution may elect in the time and in a manner prescribed by the Company to receive all or any portion of such Eligible Rollover Distribution for transfer to an Eligible Retirement Plan; provided, however, that only one such transfer may be made with respect to a Eligible Rollover Distribution to an Eligible Retirement Plan. Notwithstanding the foregoing, the Member may elect, after receiving the notice required under
Section 402(f) of the Code, to receive such Eligible Rollover Distribution prior to the expiration of the 30-day period beginning on the date such Member is issued such notice; provided that the Member or Beneficiary is permitted to consider his decision for at least 30 days and is advised of such right in writing.

                                   ARTICLE IX

                                  BENEFICIARIES

                  9.1 DESIGNATION OF BENEFICIARY. A Participant, Inactive Participant, or former Participant may designate a Beneficiary to whom distribution shall be made hereunder in the event such Participant dies before his interest is distributed to him in full. If such Participant has a spouse, his spouse shall be his Beneficiary and receive distribution of his remaining interest in accordance with the provisions of Section 8.4; provided, however, such a Participant may designate a person or persons other than his spouse as his Beneficiary if the requirements of Section 9.3 are met. Any such designation or change of designation shall be subject to the provisions of Section 9.3 and shall be made in writing in the form prescribed by the Plan Administrator and shall become effective only when filed by the Participant or former Participant with the Employer; provided, however, that any such designation or change of designation which is received by the Employer after the death of the Participant or former Participant shall be disregarded.

                  9.2 BENEFICIARY IN ABSENCE OF A DESIGNATED BENEFICIARY. If (i) a Participant or former Participant who dies does not have a surviving spouse and (ii) either no Beneficiary has been designated pursuant to the provisions of
Section 9.1 and 9.3 or no Beneficiary survives such Participant or former Participant, then the Beneficiary shall be the estate of such Participant or former Participant. If any Beneficiary designated pursuant to Section 9.1 dies after becoming entitled to receive distributions hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

                  9.3 SPOUSAL CONSENT TO BENEFICIARY DESIGNATION. In the event a Participant or former Participant is married, any Beneficiary designation, other than a designation of his spouse as Beneficiary, shall be effective only if his spouse consents in writing thereto and such consent acknowledges the effect of such action and is witnessed by a Plan representative or a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

                                    ARTICLE X

                               PLAN ADMINISTRATION

                  10.1 PLAN ADMINISTRATOR. For purposes of ERISA, the Company shall be the Plan Administrator and, as such, shall be responsible for the compliance of the Plan with the reporting and disclosure provisions of ERISA.

                  10.2 AUTHORITY OF THE COMPANY. The Company shall have all the powers and authority expressly conferred upon it herein and, further, shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 7.9. In exercising such powers and authority, the Company at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. Any decision of the Company in such exercise of its powers, authorities and duties shall be final and binding upon all affected parties. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company shall be a "named fiduciary" as that term is defined in Section 402(a)(2) of ERISA. The Company may:

                  (a) allocate any of the powers, authorities, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article III, to the Trustee; and

                  (b) designate a person or persons other than itself to carry out any of such powers, authorities, or responsibilities;

provided, however, that no powers, authorities, or responsibilities of the Trustee shall be subject to the provisions of paragraph (b) of this Section 10.2; and provided further, that no allocation or delegation by the Company of any of its powers, authorities, or responsibilities to the Trustee shall become effective unless such allocation or delegation first shall be accepted by the Trustee in a writing signed by it and delivered to the Company.

                  10.3 ACTION OF THE COMPANY. Any act authorized, permitted, or required to be taken by the Company under the Plan, which has not been delegated in accordance with

Section 10.2, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (i) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person who becomes authorized to act for the Company in accordance with the provisions of paragraph (b) of Section 10.2. Subject to the provisions of Section 10.4, any action taken by the Company which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Trustees, all persons who have or who claim an interest under the Plan, and all third parties dealing with any Trustee or the Company.

                  10.4 CLAIMS REVIEW PROCEDURE. Whenever the Company decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "Claimant"), the Company shall transmit to the Claimant a written notice of its decision, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Company in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Company a written request therefor, which request shall contain the following information:

                  (a) the date on which the Claimant's request was filed with the Company; provided that the date on which the Claimant's request for review was in fact filed with the Company shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

                  (b) the specific portions of the denial of his claim which the Claimant requests the Company to review;

                  (c) a statement of the Claimant setting forth the basis upon which he believes the Company should reverse its previous denial of his claim for benefits and accept his claim as made; and

                  (d) any written material (offered as exhibits) which the Claimant desires the Company to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section 10.4.

Within 60 days of the date determined pursuant to paragraph (a) of this Section 10.4, the Company shall conduct a full and fair review of its decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Company shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

                  10.5 QUALIFIED DOMESTIC RELATIONS ORDERS. The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

                  10.6 INDEMNIFICATION. In addition to whatever rights of indemnification the members of the Board of Directors of the Company, or any other person or persons (other than the Trustees) to whom any power, authority, or responsibility of the Company is allocated or delegated pursuant to paragraph
(b) of Section 10.2, may be entitled under the articles of incorporation, regulations, or bylaws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy such liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise, or failure to exercise, by such member or such other person or persons of any of the powers, authorities, responsibilities, or discretion of the Company as provided under the Plan and the Trust Agreement, or reasonably believed by such member or such other person or persons to be provided thereunder, and any action taken by such member or such other person or persons in connection therewith.

                                   ARTICLE XI
                            ADOPTION BY SUBSIDIARIES

                  Any subsidiary of the Company which at the time is not an Employer may, with the consent of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be delivered by the Company.

                                   ARTICLE XII

                            AMENDMENT AND TERMINATION

                  12.1 AMENDMENT. The Company may, at any time and from time to time, amend the Plan.

                  12.2 LIMITATION ON AMENDMENT. The Company shall make no amendment to the Plan which shall result in the forfeiture or reduction of the interest of any Participant, former Participant, or Beneficiary in the Plan; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust. Moreover, except as specified in Section 12.6, no such amendment shall be made hereunder which shall permit any part of the Trust property to revert to an Employer or an Affiliate or to be used for or to be diverted to purposes other than the exclusive benefit of the Participants, former Participants, and their Beneficiaries.

                  12.3 TERMINATION. The Company reserves the right to terminate the Plan at any time, which termination shall become effective upon notice in writing to the Trustee. Moreover, the Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by the Employers. The effective date of such termination or discontinuance of contributions being hereinafter referred to as the "termination date". In the event of the termination of the Plan by the Company, written notice thereof shall be given to all persons who have a vested interest hereunder and to the Trustee. Upon any such termination of the Plan, the Trustees shall take the following actions for the benefit of Participants, former Participants, and
Beneficiaries:

                           (a) As of the termination date, the Trustee shall
                  value the Funds and adjust all accounts in the manner provided in Section 6.2. The termination date shall become a Valuation Date for purposes of Article VI and the termination of the Plan shall be deemed to occur after the readjustments of the accounts as heretofore set forth. In determining the net worth of the Funds, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

                           (b) The Trustee shall then dispose of the Separate
                  Account to or for the benefit of such Participant, Inactive Participant, former Participant, or Beneficiary, in accordance with the provisions of Section 8.4, provided that any Participant or Inactive Participant to whom a distribution is to be made has attained age 59-1/2, unless he separates from service.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the interest of each Participant, Inactive Participant, former Participant, and Beneficiary shall become fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Participant, Inactive Participant, former Participant, and Beneficiary who is affected by such partial termination shall become fully vested and nonforfeitable. Notwithstanding any termination of the Plan, the Trust shall continue in existence for all purposes of administration until its assets have been completely distributed by the Trustee, at which time the Trust shall automatically terminate.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  13.1 NO COMMITMENT AS TO EMPLOYMENT. Nothing contained in the Plan shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of an Employer to continue the employment or rate of compensation of any Participant hereunder for any period.

                  13.2 BENEFITS. Nothing contained in the Plan shall be construed to confer any right or claim upon any person other than the parties hereto, Participants, Inactive Participants, former Participants, and Beneficiaries.

                  13.3 NO GUARANTEES. Neither any Employer nor the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.

                  13.4 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the provisions of the Plan by the Company shall be construed or relied upon as a precedent for similar action under similar circumstances.

                  13.5 MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS. The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

                  13.6 INTERNAL REVENUE SERVICE DETERMINATION. Notwithstanding any other provision of the Plan to the contrary, each contribution of the Employer made to the Trust Fund is conditioned upon the requirement that the amount of the contribution shall be deductible under Section 404 of the Code. In the event that any contribution, or portion thereof, is disallowed or made due to a mistake of fact, such contribution or portion shall be returned by the Trustee to the Employer, if demand therefor is made by the Employer within the time allowed by law.

                  Executed at Houston, Texas, this 18th day of January, 1995.

                                              COOPER CAMERON CORPORATION



                                             By  /s/ Michael Sebastian
                                               ---------------------------------
                                               Title:  Executive Vice President

                                   APPENDIX A

                             SECTION 415 LIMITATIONS

                  A.1 DEFINITIONS

                  For purposes of this Appendix A, the following definitions and rules of interpretation shall apply:

                  (a) The term "ANNUAL ADDITIONS" shall mean the sum of the following amounts credited to a Participant's Separate Accounts for a Limitation Year:

                           (a)      Employer contributions;
                           (b)      forfeitures, if any;

                           (c) all contributions made by a Participant to the Plan for such Limitation Year (excluding any rollover contributions);
                           (d)      the amount, if any, of Employer
                                    contributions and forfeitures which are
                                    credited to the Participant under any other defined contribution plan (whether or not terminated) maintained by an Employer or an Affiliate concurrently with the Plan;
                           (e) contributions to an individual medical account established pursuant to the requirements of Section 401(h) of the Code under the Plan or any other defined contribution plan or under any defined benefit plan maintained by an Employer or an Affiliate on behalf of a Participant who is a key employee as defined in Section 416(i)(1) of the Code; and
                           (f) any amount derived from contributions which are attributable to post-retirement medical benefits allocated to a separate account of a key employee as defined in Section 416(i)(1) of the Code under a welfare benefit fund (as defined in Section 419A of the Code) maintained by an Employer or an Affiliate.

                           For purposes hereof, rollover contributions are contributions as defined in Section 402(a)(5), 403(a)(4), and 408(d)(3) of the Code.

                  (b) The term "LIMITATION YEAR" shall mean the Plan Year or such other 12-month period elected pursuant to regulations and rulings under Section 415 of the Code.

                  (c) The term "PROJECTED ANNUAL BENEFIT" shall mean a Participant's Annual Benefit as defined in paragraph
                           (e) based on the assumptions that the Participant will continue employment until social security retirement age as defined in Section 415(b)(8) of the Code (or current age, if later) and that his Compensation and all other relevant factors used to determine benefits under the Plan will remain constant as of the current Limitation Year for all future Limitation Years.

                  (d) The term "COMPENSATION" shall mean a Participant's wages, salaries, and other amounts received for personal services actually rendered in the course of employment with the Company or an Affiliate, excluding, however, (i) contributions made by an Employer or an Affiliate to a plan of deferred compensation to the extent that, before the application of the limitations of Section 415 to such plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed, (ii) contributions made by an Employer or an Affiliate on his behalf to a simplified employee pension plan described in Section 408(k) of the Code, (iii) any distributions from a plan of deferred compensation (other than amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Participant), (iv) amounts received from the exercise of a non-qualified stock option or when restricted stock or other property held by the Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture, (v) amounts received from the sale, exchange, or other disposition of stock acquired under a qualified stock option, and (vi) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant).

                  (e) The term "ANNUAL BENEFIT" shall mean a retirement benefit under a defined benefit plan which is payable annually in the form of a straight-life annuity. Except as provided below, a benefit payable in a form other than a straight-life annuity must be adjusted to an actuarially equivalent straight-life annuity before applying the limitations of Section 415 of the Code. The interest rate assumption used to determine actuarial equivalence shall not be less than the greater of the interest rate specified in the Plan or five percent. The Annual Benefit does not include any benefits attributable to employee contributions or Rollover Contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for (i) the value of a qualified joint and survivor annuity, (ii) the value of benefits that are not directly related to retirement benefits (such as disability benefits, pre-retirement death benefits and post-retirement medical benefits), and (iii) the value of post-retirement cost of living increases made in accordance with regulations under the Code.

                  A.2      LIMITATION ON CONTRIBUTIONS

                  Notwithstanding any other provision of the Plan, for each Limitation Year, the Annual Additions with respect to a Participant shall not exceed the lesser of (i) $30,000 (except that beginning January 1, 1988, such amount shall be adjusted in accordance with regulations prescribed by the Secretary of the Treasury for increases in the cost of living), or (ii) 25 percent of such Participant's compensation paid for such Limitation Year.

                  A.3      ADJUSTMENT TO CONTRIBUTIONS

                  In no event shall the Employers make a contribution to the Plan which would result in an Annual Addition to any Participant's Employer Contribution Account in excess of the maximum permissible amount. However, if a Participant's aggregate Annual Addition exceeds the maximum permissible amount due to forfeitures or a reasonable error in estimating a Participant's compensation, any contributions made by the Participant for the Plan Year, to the extent of the excess, shall be returned to the Participant. If, after returning such contributions to the Participant, an excess still exists, such excess shall be applied to reduce the Employer's future contributions to the Plan. Notwithstanding the foregoing, the otherwise permissible Annual Addition for any Participant under the Plan may be further reduced to the extent necessary, as determined by the Company, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan of an Employer or an Affiliate. The Company shall advise affected Participants of any such additional limitations on their Annual Addition.

                  A.4      OVERALL LIMITATIONS ON BENEFITS AND CONTRIBUTIONS

                  If any Participant in the Plan also shall be covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or by an Affiliate concurrently with the Plan, the sum of the defined benefit plan fraction with respect to such Participant and the defined contribution plan fraction with respect to such Participant for any Limitation Year ending on or before December 31, 1982, shall not exceed 1.4, and for any Limitation Year after December 31, 1982, shall not exceed 1.0. For purposes of this Section A.4, defined benefit plan fraction and defined contribution plan fraction shall mean the following:

                  (a) The term "DEFINED BENEFIT PLAN FRACTION" shall mean a fraction, the numerator of which is the projected annual benefit of such Participant under all such plans (determined as of the close of such Limitation Year) and the denominator of which is the lesser of (i) the product of 1.25 (1.0 prior to 1983) multiplied by the dollar limitation in effect under
                  Section 415(b)(1)(A) of the Code for such year or (ii) the product of 1.4 (1.0 prior to 1983) multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant for such year; provided, however, that (A) if a Participant was a participant prior to January 1, 1983, and on December 31, 1982, his accrued benefit exceeded the maximum defined benefit dollar limitation, on January 1, 1983, or (B) if a Participant was a participant prior to January 1, 1987, and his accrued benefit on December 31, 1986 exceed the maximum defined benefit dollar limitation on January 1, 1987, then such limitation with respect to such Participant shall be equal to the greater of his accrued benefits as of December 31, 1982 or December 31, 1986, as the case may be.

                  (b) The term "DEFINED CONTRIBUTION PLAN FRACTION" shall mean a fraction, the numerator of which is the sum of the aggregate Annual Additions of the Participant under the Plan and any other defined contribution plan as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with an Employer or an Affiliate:
                  (i) the product of 1.25 (1.0 prior to 1983) multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, determined without regard to Section 415(c)(6) of the Code, or (ii) the product of 1.4 (1.0 prior to 1983) multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant for such year; provided, however, that the denominator may be determined under any transitional rules for years ending prior to January 1, 1983, prescribed by the Code (including the special transitional rule set forth in Section 415(e)(6) of the Code, if the Plan Administrator so elects).

                  In the event the special limitation contained in this Section
A.4 is exceeded, the benefits otherwise payable to the Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation. In the event that a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or an Affiliate concurrently with the Plan, then the total Annual Additions to the Participant's accounts under all such plans shall not exceed the limitation set forth in Section A.2. For purposes of this Section A.4, Annual Additions under the Plan shall be deemed to have been made or provided before Annual Additions to all other defined contribution plans subject to the limitations set forth in Section A.2; thus contributions under the Plan shall be affected by the limitations after contributions under all other defined contribution plans are affected.

                  A.5      APPLICATION

                  It is the intent of this Appendix A to set forth a set of benefit and contribution limitation provisions applicable to the qualified plans maintained by the Employers. The limitations in this Appendix A are intended to comply with the provisions of Section 415 of the Code so that the maximum benefits provided under the qualified plans maintained by the Employers shall not exceed the maximum amounts allowed under Section 415 of the Code. If there is any discrepancy between the provisions in this Appendix A and the provisions of Section 415 of the Code, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code and regulations issued thereunder which are hereby incorporated by reference.